UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 20, 2009

                 The South Financial Group, Inc.

(Exact name of registrant as specified in its charter)

South Carolina	0-15083	57-0824914
(State or other juris-	(Commission	(IRS Employer
diction of incorporation)	File Number)	Identification Number)

102 South Main Street, Greenville, South Carolina               29601

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (864) 255-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[	]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[	]	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[	]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 8.01.	OTHER EVENTS

On August 20, 2009, The South Financial Group, Inc. issued a press release announcing it has commenced an offer to exchange shares of its common stock for any and all outstanding shares of its 10% Mandatory Convertible Non-Cumulative Preferred Stock, Series 2008ND-V, 10% Mandatory Convertible Non-Cumulative Preferred Stock, Series 2008ND-NV, 10% Mandatory Convertible Non-Cumulative Preferred Stock, Series 2008D-V and 10% Mandatory Convertible Non-Cumulative Preferred Stock, Series 2008D-NV. The exchange offer will expire at 5:00 p.m., New York City time, on Friday, September 18, 2009, unless extended or earlier terminated by TSFG. A copy of the press release is attached hereto as Exhibit 99.1.

Additionally, on August 19, 2009, TSFG’s Board of Directors agreed to suspend the existing $0.01 quarterly dividend on its common stock.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
Exhibit	Description
99.1	Press Release, dated June 18, 2009*

* This exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SOUTH FINANCIAL GROUP, INC.

August 20, 2009	By: /s/ William P. Crawford, Jr.

William P. Crawford, Jr.

Executive Vice President, Chief Legal & Risk officer

3